                                                                 Exhibit 23.2




            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) of PRI Automation, Inc. pertaining to the Promis Systems Corporation LTD. Amended and Restated Stock Option Plan of our report dated November 19, 1997, with respect to the combined financial statements of the Equipe Combined Companies, incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.




                                           /s/ Ernst & Young LLP



San Jose, California
March 8, 1999